Exhibit (j)(v)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2019, relating to the financial statements and financial highlights which appears in the October 31, 2019 Annual Report to Shareholders of International Small Company Portfolio (a portfolio within DFA Investment Dimensions Group Inc.), which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, PA
October 26, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2019, relating to the financial statements and financial highlights which appears in the October 31, 2019 Annual Report to Shareholders of The Japanese Small Company Series, The Asia Pacific Small Company Series, The United Kingdom Small Company Series, The Continental Small Company Series and The Canadian Small Company Series (constituting portfolios within the DFA Investment Trust Company), which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, PA
October 26, 2020